Exhibit 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE HORIZON THERAPEUTICS PLC HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO HORIZON THERAPEUTICS PLC IF PUBLICLY DISCLOSED.

EXECUTION COPY

SETTLEMENT AGREEMENT AND FIRST AMENDMENT TO LICENSE AGREEMENT

This Settlement Agreement and First Amendment to the License Agreement (“Settlement Agreement and First Amendment”), effective as of August 21, 2007, is entered into by and among Saul W. Brusilow, M.D., an individual (“Brusilow”) and Brusilow Enterprises, LLC, a Maryland limited liability company (“BEI”) (collectively, the “Licensors”), Ucyclyd Pharma, Inc., a subsidiary of Medicis Pharmaceutical Corporation to which the Agreement has been assigned by Medicis pursuant to Section 11.11 of the Agreement (“Licensee”) and Medicis Pharmaceutical Corporation (“Medicis”).

RECITALS

WHEREAS, Licensors and Medicis were parties to that certain License Agreement dated April 16, 1999 (“Agreement”);

WHEREAS, certain disagreements have arisen between Licensors and Licensee and Medicis with respect to performance under the Agreement and certain terms and conditions of the Agreement; and

WHEREAS, without any admissions being made by Licensee or Medicis with respect to any assertions by Licensors, Licensee and Medicis have agreed to settle and resolve all such disagreements and to clarify the meaning of certain terms and conditions of the Agreement, all in accordance with the terms and conditions of this Settlement Agreement and First Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SETTLEMENT AGREEMENT

In consideration of the settlement and resolution of the matters described above, the parties have agreed as follows:

1.       Licensee agrees that, following expiration of the Term of the Agreement until the expiration of the period set forth in Section 1(g) below, Licensee will pay Licensors the following amounts in accordance with the payment terms set forth below:

(a)       Licensee shall pay Licensors the applicable amount set forth below on annual Net Sales of Initial Licensed Products by Licensee, its Affiliates and sublicensees, including, but not limited to, those sublicensees that were sublicensees as of the expiration of the Term of the Agreement, as follows:

(i)       On Net Sales of each Initial Licensed Product in respect of which [***], an amount equal to [***] percent ([***]%) of Net Sales of each Initial Licensed Product shall be payable; and

(ii)       On Net Sales of each Initial Licensed Product in respect of which [***], an amount equal to [***] percent ([***]%) of Net Sales of each Initial Licensed Product shall be payable.

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(b)       Licensee shall pay Licensors an amount equal to [***] percent ([***]%) of annual Net Sales of Subsequent Licensed Products by Licensee, its Affiliates and sublicensees, including, but not -limited to, those sublicensees that were sublicensees as of the expiration of the Term of the Agreement.

(c)       The amounts payable by Licensee above in any particular [***] shall be calculated as follows:

(i)       Licensee shall determine Net Sales of Licensed Products for such [***] on a product-by-product basis.

(ii)       Licensee shall apply the percentages set forth in paragraphs (a) and (b) above to Net Sales of each Licensed Product.

(d)       It is understood that in no event shall more than one amount be payable under this Section with respect to a particular unit of Licensed Product. No amounts shall be payable with respect of Licensed Products by Licensee, its Affiliates and sublicensees in any country in which Licensors did not own, control or have a license under any Valid Claims included within the Patent Rights which covered the applicable Licensed Products at the time of expiration of Term of the Agreement. No amounts shall be payable under this Section with respect to sales of Licensed Products among Licensee and its Affiliates, or among sublicensees and their Affiliates, but a payment shall be due upon the subsequent sale of a Licensed Product to a Third Party. No amount shall be payable for (i) Licensed Product used in clinical trials, (ii) Licensed Product used by Licensee, its Affiliates or sublicensees for research, or (iii) customary quantities of Licensed Product distributed as free samples.

(e)       In the event that a single Licensed Product has multiple approved indications, if one of the indications is for urea cycle disorder and the multiple approved indications appear on the same Licensed Product label, such Licensed Product shall constitute an Initial Licensed Product. All amounts and payments described in this Section are aggregate payments.

(f)       The milestone payments due under Section 3.2 (Milestone Fees) of the Agreement shall continue to apply until [***].

(g)       The obligations of Licensee set forth in this Section 1 shall commence upon: (i) the expiration of the Term of the Agreement, or (ii) [***], whichever occurs earlier, and shall continue until the [***] of the [***]. In the event the Agreement is terminated for any reason other than expiration of the Term or [***], the obligations of Licensee set forth in this Section 1 shall thereafter no longer apply.

(h)       For purposes of Section 1 of this Settlement Agreement and First Amendment, the following definitions shall apply:

(i)       “First Commercial Sale” means following FDA approval of an NDA for the first Licensed Product, the first sale to a Third Party for use or consumption by patients of such Licensed Product but excluding distribution to a Third Party of such Licensed Product for research, manufacturing or quality testing, clinical trials, compassionate or humanitarian purposes including expanded access programs (which provide access to therapies for no monetary consideration) or charitable donations.

(ii)       “Initial Licensed Product(s)” means any product that (A) constituted an Initial Licensed Product (as defined in the Agreement) as of the expiration of the Term of the Agreement or (B) if developed after the expiration of the Term of the Agreement, would have constituted an Initial Licensed Product (as defined in the Agreement) had it been approved by the Agency and sold for commercial sale prior to expiration of the Term of the Agreement.

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(iii)       “Licensed Products” means any Initial Licensed Product or Subsequent Licensed Product.

(iv)       “Subsequent Licensed Product(s)” means any product that (A) constituted a Subsequent Licensed Product (as defined in the Agreement) as of the expiration of the Term of the Agreement or (B) if developed after the expiration of the Term of the Agreement, would have constituted a Subsequent Licensed Product (as defined in the Agreement) had it been approved by the Agency and sold for commercial sale prior to expiration of the Term of the Agreement.

(i)       Licensee shall provide [***] written reports to Licensors within [***] after the end of [***], stating in each such report in the case of Licensed Products, the number, description, and aggregate Net Sales of Licensed Products sold during the [***] and upon which a payment under Section 1 above is payable or if such payments are not otherwise due for such period, the written report shall so state. The report shall be certified as correct by an authorized officer of Licensee and shall include a reasonably detailed description of all deductions from gross sales made to determine Net Sales. In the event that Licensee sublicenses any of the rights licensed by Licensors hereunder, Licensee shall provide Licensors with copies of any reports it receives from its sublicensees which may be pertinent to the accounting hereunder. [***] the making of each such report, Licensee shall pay to Licensors the payments due under Section 1 above, if any such payments are due.

2.       Within [***] following the effective date of this Settlement Agreement and First Amendment, Licensee shall pay Licensors US$[***].

3.       Section 9.3 (Option to Extend License) of the Agreement is hereby modified such that following the effective date of this Settlement Agreement and First Amendment each future Extension Payment shall be as follows:

(a)       In [***], the Extension Payment will be US$[***].

(b)       Each Extension Payment thereafter will [***] by US$[***], provided that the Extension Payment for a given [***] will not exceed US$[***].

(c)       If the Extension Payment reaches US$[***], then each Extension Payment thereafter will be US$[***].

(d)       The obligation to make Extension Payments will terminate upon [***].

4.       Licensors, together with their respective assigns, predecessors-in-interest, successors-in-interest, divisions, all affiliated parent or subsidiary corporations or entities, agents, officers, directors, employees, managers, supervisors, shareholders, representatives, attorneys, partners, joint venturers, and any and all other persons or entities who have at any time acted, or purported to act on Licensors’ behalf, absolutely and forever release and discharge Licensee and its Affiliates (including, but not limited to, Medicis), together with their respective assigns, predecessors-in-interest, successors-in-interest, heirs, beneficiaries, employees, managers, supervisors, representatives, attorneys, partners, joint venturers and any and all other persons or entities who have at any time acted, or purported to act on behalf of Licensee or its Affiliates (including, but not limited to, Medicis) from any and all claims, rights, demands, duties, obligations, responsibilities, representations, warranties, promises, liens, accounts, debts, liabilities, damages, expenses, infringements, attorneys’ fees, costs and causes of action, known or unknown of whatever kind and howsoever arising, which Licensors now have, ever have had, or may have had up to and until the effective date of this Settlement Agreement and First Amendment, whether at law or in equity, arising out of any facts previously alleged or any claims that were asserted or which could have been asserted by Licensors against Licensee or its Affiliates (including, but not limited to, Medicis).

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5.       Section 11 of the First Amendment to the Agreement is incorporated by reference into this Settlement Agreement and the same rights and obligations provided for under Section 11 shall apply with equal force and effect to the Settlement Agreement. This shall include, but is not limited to, the requirement that Licensee shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable to Licensors under the Settlement Agreement and the right of inspection of such books of account and records under the same terms and conditions as provided for under Section 11.

FIRST AMENDMENT

6.       Section 2.3(h) (Sublicenses) of the Agreement hereby is deleted in its entirety and replaced with the following:

“(b)       In the event this Agreement is terminated by Licensors due to a breach of the terms and conditions of this Agreement by Licensee (and not the applicable sublicensee), the applicable sublicensee shall become the Licensee under the Agreement; provided, however, in the event Licensee disputes the termination, the Agreement and the applicable sublicenses shall remain in effect until final resolution of the dispute upon written agreement of the Licensors and Licensee or pursuant to a final, non-appealable order of a court of competent jurisdiction. If the dispute is resolved finally such that Licensee is found to have breached the Agreement or if Licensee does not dispute the termination, then the sublicensee shall become the Licensee under the Agreement provided that such sublicensee agrees in writing to be bound by the terms and conditions of the Agreement and this Settlement Agreement and First Amendment. If the dispute is resolved finally such that Licensee is found not to have breached the Agreement, then the Agreement and sublicenses shall remain in effect.

(c)       In the event that one or more of the Licensors provides written notice to Licensee under this Agreement that this Agreement has been materially breached and the alleged or actual breach is the result of the acts or omissions of a sublicensee, Licensors acknowledge and agree that such breach shall give rise only to termination of the applicable sublicense and not to this Agreement or any other sublicenses. All other remedies otherwise provided by the Agreement remain available to Licensors.

(d)       With respect to Section 6.3 (Enforcement and Defense) of the Agreement, to the extent that Licensee grants any sublicenses, if Licensee does not wish to take or continue any action to terminate an infringement or appropriation of any Patent Right, Licensee shall have the right to grant a sublicensee the right to take or continue any such action prior to Licensors exercising any such right, provided that sublicensee shall not have the right to settle, compromise or take any action in such litigation which diminishes, limits or inhibits the scope, validity or enforceability of the Patent Rights without the express written consent of Licensors.

(e)       Upon expiration of this Agreement pursuant to Section 5.1, Licensee (and any applicable sublicensees) shall have a fully paid-up, royalty-free, non-cancelable license subject (in the case of Licensee’s sublicensees) to the terms of the applicable sublicenses.”

7.       For purposes of clarification, the parties agree to delete the following sentence in Section 3.5 (Single Royalty; Non-Royalty Sales):

“In the event that a single Licensed Product has multiple indications, if one of the indications is for urea cycle disorder, such Licensed Product shall constitute an Initial Licensed Product.”

and replace it with the following:

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“In the event that a single Licensed Product has multiple approved indications, if one of the indications is for urea cycle disorder and the multiple approved indications appear on the same Licensed Product label, such Licensed Product shall constitute an Initial Licensed Product.”

8.       The Term of the Agreement as defined in Section 5.1 (Term) of the Agreement remains unchanged. For the avoidance of doubt, subsection (a) of Section 5.1 (Term) will be [***].

9.       Section 5.3 (Termination by Licensee) of the Agreement is deleted its entirety.

10.       The parties agree that the Agreement contained a typographical error in that the correct name of the party to the Agreement is Brusilow Enterprises, LLC, and that such change is effective as if made a part of the original Agreement.

11.       Section 10.4 (Records; Inspection) of the Agreement hereby is deleted in its entirety and replaced with the following:

“(a) Licensee shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable to Licensors under this Agreement. Such books and records shall be kept at Licensee’s principal place of business for at least [***] following the end of [***] to which they pertain, and will be open for inspection during such [***] period by an independent public accountant not providing accounting services to Licensors, Licensee or any of their respective Affiliates, which is reasonably acceptable to both parties, for the purpose of verifying Licensee’s [***] written reports. Such inspections may be made no more than [***] each calendar year, during normal business hours and upon [***]’ prior notice. Such accountant shall be permitted access only to the books and records which Licensee determines are necessary for verifying the [***] written reports. Any such information shall be considered to be Confidential Information of Licensee.

(b) Inspections conducted under Section 10.4(a) shall be at the expense of [***], unless an underpayment exceeding [***] percent ([***]%) of the amount paid for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating thereto will be paid by [***], as well as any unpaid royalties due and owing to Licensors within the [***] after the notification by [***] to [***] that an underpayment had been discovered.

(c) If Licensee grants a sublicense, then Licensee shall audit the records of the sublicensee [***] after commercial sales of Licensed Product by the sublicensee commence, and shall provide a copy of the auditor’s report to Licensors. Such audit shall be at the expense of [***].

(d) Licensee shall require any sublicensee to keep complete, true and accurate books of account and records for the purpose of determining the amounts payable to Licensee under the sublicense agreement. Such books and records shall be kept at sublicensee’s principal place of business for at least [***] following the end of [***] to which they pertain, and will be open for inspection by an independent public accountant not providing accounting services to Licensors, Licensee, any of their respective Affiliates, or sublicense; chosen by Licensors, and at the expense of [***], for the purpose of verifying for Licensors the sublicensee’s written reports. Such inspection may be made no more than [***] each calendar year, during normal business hours and upon [***]’ prior -notice to Licensee, and shall be promptly arranged by Licensee with the sublicensee upon receipt of such notice.”

12.       Section 1.1.4 (Notices) of the Agreement is hereby modified so that hereinafter notices shall be

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sent to the following:

BEI:	Brusilow Enterprises, Inc.
c/o Susan Brusilow, Managing Member
8918 Clifford Avenue
Chevy Chase, MD 20815
Facsimile: (301) 656-6492

With a copy to:

Robert B. Murray
Rothwell, Figg, Ernst & Manbeck
1425 K Street, N.W.
Washington, D.C. 20005
Facsimile: (202) 783-6031

Licensee:	Ucyclyd Pharma, Inc.
8125 North Hayden Road
Scottsdale, AZ 85258-2463
	Attention:	President
	Facsimile:	(602) 808-3875

With copies to:

Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, AZ 85258-2463
	Attention:	Chief Executive Officer
	Facsimile:	(602) 808-3875

Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, AZ 85258-2463
	Attention:	General Counsel
	Facsimile:	(602) 778-6408

13.       For purposes of clarification, pursuant to Section 2.1 (License) and Section 2.3 (Sublicenses) of the Agreement, in the event of any sublicense granted by Licensee, Licensee’s obligations under the Agreement, including under Section 9.1 (General) and Section 9.2 (Development Plan; Semi-Annual Reports) shall continue. Further any sublicense granted by Licensee shall require the sublicensee to use no less than the level of commercially reasonable efforts as described in Section 9.1 (General) of the Agreement.

GENERAL TERMS AND CONDITIONS

14.       Licensee will continue to provide reports to Licensors in accordance with Section 9.2 (Development Plan; Semi-Annual Reports) of the Agreement. Within [***] following the effective date of this Settlement Agreement and First Amendment, Licensee agrees to provide Licensors with an update with respect to the development and commercialization of the Licensed Products. In addition, Licensee agrees to provide promptly to Licensors copies of the following:

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(a)	progress reports received by Licensee from a sublicensee,
(b)	[***],
(c)	[***], and
(d)	[***].

All reports and information to be sent to Licensors pursuant to Section 9.2 (Development Plan; Semi-Annual Reports) of the Agreement and this Section 14 shall be sent to Dr. Saul Brusilow, [***] with a copy to BEI, c/o Susan Brusilow, Managing Member, Brusilow Enterprises, Inc., 8918 Clifford Avenue, Chevy Chase, MD 20815.

15.       Licensors shall not communicate or disclose to any person or entity (including any current or prospective sublicensee): (a) this Settlement Agreement and First Amendment or the existence of this Settlement Agreement and First Amendment; (b) any basis for the parties entering into this Settlement Agreement and First Amendment; and (c) any objection, complaint, issue, concern or claim made by Licensors at any time with respect to the performance or non-performance of Licensee at any time; provided, however, Licensors shall have the right to communicate and disclose the information set forth in this Section: (x) to its legal and financial advisors only to the extent necessary and provided that such advisors are bound by confidentiality and non-disclosure obligations at least as protective as those set forth herein and in Article 7 of the Agreement, or (y) as required to be disclosed to an arbiter or court of competent jurisdiction pursuant to any judicial or quasi-judicial proceeding between the parties, further provided that the parties cooperate to obtain any protection orders preventing the further disclosure of such information. The obligations set forth in this Section shall survive the expiration or termination of the Agreement and this Settlement Agreement and First Amendment.

16.       Licensors agree to communicate or disclose any objections, complaints, issues, concerns or claims they may have or otherwise allege with respect to the Agreement (as amended herein or at any time hereafter) or the development efforts thereunder (whether by Licensee or any sublicensee) only with Licensee and not with any sublicensee or any other person or entity without Licensee’s prior written consent; provided, however, Licensors shall have the right to communicate and disclose the information set forth in this Section: (x) to its legal and financial advisors only to the extent necessary and provided that such advisors are bound confidentiality and non-disclosure obligations at least as protective as those set forth herein and in Article 7 of the Agreement, or (y) as required to be disclosed to an arbiter or court of competent jurisdiction pursuant to any judicial or quasi-judicial proceeding between the parties, further provided that the parties cooperate to obtain any protection orders preventing the further disclosure of such information. The obligations set forth in this Section shall survive the expiration or termination of the Agreement and this Settlement Agreement and First Amendment.

17.       All payments due to Licensors under the Agreement and this Settlement Agreement and First Amendment shall be allocated with [***] ([***]%) attributable to BEI and [***] percent ([***]%) attributable to Brusilow. All payments to BEI shall hereinafter be sent to BEI, c/o Susan Brusilow, Managing Member, Brusilow Enterprises, Inc., 8918 Clifford Avenue, Chevy Chase, MD 20815. All payments to Brusilow shall be sent to Dr. Saul Brusilow, [***]. All payments by Licensee to Licensors hereunder shall be made in United States dollars. If any currency conversion shall be required in connection with the calculation of payments hereunder, such conversion shall be made by using the rate of exchange published in The Wall Street Journal for the last business day of the applicable calendar quarter. Any withholding or other taxes that Licensee or any of its Affiliates are required by law to withhold and pay on behalf of Licensors with respect to the payments payable to Licensors hereunder shall be deducted from such payments and other compensation and paid contemporaneously with the remittance to Licensors; provided, however, that in regard to any tax so deducted Licensee shall furnish Licensors with proper evidence of the taxes paid on its behalf. Licensors will furnish Licensee with appropriate documents to secure application of the favorable rate of withholding tax under applicable tax treaties.

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18.       All capitalized terms not otherwise defined in this Settlement Agreement and First Amendment shall have the meanings set forth in the Agreement. The recitals are hereby incorporated into this Settlement Agreement and First Amendment by this reference.

19.       Each party represents and warrants to the other party that this First Amendment is being executed by the authorized representatives of each respective party and each party has the authority to enter into this First Amendment.

20.       Except as modified above, the Agreement shall remain in full force and effect.

21.       This Settlement Agreement and First Amendment may be executed in one or more counterparts, each of which shall he deemed an original and all of which together shall be deemed one and the same instrument. A facsimile transmission of the signed Settlement Agreement and First Amendment shall be legal and binding on both Parties.

22.       Medicis hereby guarantees the payments under the Agreement and this Settlement Agreement and First Amendment to be made to Licensors by Ucyclyd Pharma, Inc. and, [***].

23.       This Settlement Agreement and First Amendment and the Agreement as amended herein represent the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, oral or written. Each party shall have the right to assign this Settlement Agreement and First Amendment in connection with any assignment permitted by Section 11.11 of the Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement and First Amendment to be executed by their duly authorized representatives as of the date first above written.

UCYCLYDPHARMA, INC.		MEDICIS PHARMACEUTICAL CORPORATION solely for the limited purpose of Section 22 above

By:	/s/ Mark A. Prygocki, Sr.	By:	/s/ Mark A. Prygocki, Sr.
	Mark A. Prygocki, Sr.		Mark A. Prygocki, Sr.
	Vice President, Treasurer		Executive Vice President, CFO, Treasurer

BRUSILOW ENTERPRISES, LLC		SAUL W. BRUSILOW, M.D.

By: /s/ Susan Brusilow		By: /s/ Saul W. Brusilow, MD.

Name: Susan Brusilow		Name: Saul W. Brusilow, M.D.

Title: Managing Member		Title: Professor of Pediatrics Emeritus

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